UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2005

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	0-20242	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2005, the Compensation Committee of the Board of Directors of Central Garden & Pet Company (the “Company”) approved the amendment and restatement of the Nonqualified Deferred Compensation Agreement between the Company and Glenn W. Novotny (as amended and restated, the “Deferred Compensation Plan”). Pursuant to the Deferred Compensation Plan, which is effective as of January 1, 2005, eligible employees of the Company may elect to defer receipt of a percentage of their base salary and/or incentive bonuses until a future date or dates. Compensation deferred pursuant to this Plan will be credited with investment return or loss in accordance with the performance of a measuring investment fund or funds.

The foregoing discussion is qualified in its entirety by the specific terms of the Deferred Compensation Plan, a copy of which is attached as Exhibit 10.1 of this Form 8-K. The Deferred Compensation Plan is incorporated herein by reference.

Also on December 14, 2005, the Compensation Committee of the Company’s Board of Directors granted the following stock options to its executive officers:

Executive Officer	Number of Options
Glenn W. Novotny, President and Chief Executive Officer	25,000

William E. Brown, Chairman	14,000

James V. Heim, President of Pet Products Division	15,000

Stuart W. Booth, Chief Financial Officer and Executive Vice President	13,000

Brooks M. Pennington III, President and Chief Executive Officer of Pennington Seed, Inc.	12,000

The exercise price of the options is $45.44 per share. The options vest in increments of 20% on December 14, 2008 and on the anniversary of that date in each of the four years following thereafter. The options expire on December 14, 2013. Each of the options was granted under the Company’s 2003 Omnibus Equity Incentive Plan, and the form of stock option agreement was filed as Exhibit 10.5.1 to the Company’s Form 10-K for the fiscal year ended September 25, 2004.

In addition, effective as of October 1, 2005, Glenn W. Novotny’s annual salary increased to $700,000 from $661,500.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Deferred Compensation Plan of the Company dated as of December 14, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ Stuart W. Booth
Stuart W. Booth Executive Vice President and Chief Financial Officer

Dated: December 19, 2005

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Deferred Compensation Plan of the Company dated as of December 14, 2005.

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